UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

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☐	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☒	Definitive Information Statement

NET ELEMENT, INC.
(Name of Registrant As Specified In Its Charter)

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NET ELEMENT, INC.
1450 South Miami Avenue
Miami, Florida 33130

NOTICE OF ACTION TO BE TAKEN BY CONSENT
OF STOCKHOLDERS

February 4, 2011

Dear Stockholder:

On February 1, 2011, the Board of Directors of Net Element, Inc. (“Net Element” or the “Company”) adopted a resolution recommending the Company amend its Certificate of Incorporation to increase the authorized shares of the Company’s common stock to 2,500,000,000 shares. The Company’s majority stockholders have approved the increase in authorized stock through action taken by consent and without a meeting, as authorized by Section 228 of the Delaware General Corporation Law. The action recommended by the Board of Directors and approved by the Company’s majority stockholders pursuant to Section 141 of the Delaware General Corporation Law will become effective no earlier than 20 calendar days after this Information Statement is first sent or given to all persons who were holders of record of the Company’s common stock on February 1, 2011.

A copy of the Certificate of Amendment which has been recommended by the Company’s Board of Directors is attached to this Information Statement as Exhibit A.

We are not asking you for a proxy, nor are we asking you to respond to this notice in any other way. The purpose of this notice is only to provide you with information regarding the actions that have been approved by our Board of Directors and our majority stockholder.

Sincerely,
Net Element, Inc.

By: /s/ Mike Zoi
Mike Zoi
Chief Executive Officer

INFORMATION STATEMENT
ACTION TAKEN BY CONSENT OF STOCKHOLDERS
OF NET ELEMENT, INC.

This information statement (this “Information Statement”) is furnished to the holders of the common stock of Net Element, Inc., (the “Company”) on behalf of the Company in connection with the approval to increase the number of authorized shares of the Company’s capital stock. This action has been recommended by the Company’s Board of Directors and approved by the Company’s majority stockholders, including Mike Zoi and entities under his control, including TGR Energy, LLC, Enerfund, LLC and MZ Capital, LLC (the “Consenting Stockholders”), pursuant to and in accordance with the provisions of the Delaware General Corporation Law. These actions will become effective no earlier than 20 calendar days after this Information Statement is sent or given to all persons who were holders of record of the Company’s common stock on February 1, 2011 (the “Record Date”). This Information Statement is first being mailed to stockholders on or about February 4, 2011.

The Company’s principal executive offices are located at 1450 South Miami Avenue, Miami, Florida 33130.

THE PURPOSE OF THIS INFORMATION STATEMENT IS TO PROVIDE YOU WITH NOTICE OF THE ACTION THAT HAS BEEN PROPOSED. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

PROPOSAL FOR AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF THE COMPANY’S CAPITAL STOCK.

The Board of Directors has unanimously adopted and the Consenting Stockholders have approved an amendment to the Certificate of Incorporation of Net Element, Inc. (the "Articles Amendment") to increase the number of authorized shares of the Company’s capital stock to 2,500,000,000 shares of common stock.  The text of the Articles Amendment is attached as Exhibit A and is incorporated herein by reference.

In the judgment of the Board of Directors, the increase in the authorized capital stock is necessary in light of the Company’s present and future need to seek additional funding. The purpose of such increase is to place the Company in a position where it will continue to have a sufficient number of shares of authorized and unissued Common Stock which can be issued for or in connection with such corporate purposes as may, from time to time, be considered advisable by the Board of Directors.  Such corporate purposes could include, without limitation: (a) issuance in connection with any desirable acquisitions which may be presented to the Company, (b) the payment of stock dividends or issuance pursuant to stock splits, (c) the issuance of Common Stock upon exercise of options granted under a stock option plan or in connection with other employee benefit plans, (d) the issuance of Common Stock upon the conversion of any Preferred Stock or the exercise of warrants or the conversion of other securities convertible into Common Stock which may be outstanding from time to time, and (e) issuance in connection with an offering to raise capital for the Company.

The Articles Amendment will become effective upon the filing of a certificate of amendment relating thereto with the Secretary of State of the State of Delaware, which is expected to occur on or about February 25, 2011.  Under federal securities, laws, the Company cannot file the certificate of amendment until at least 20 calendar days after the mailing of this Information Statement.

EFFECT OF THE AMENDMENT

The Articles Amendment will affect all of the Company’s stockholders uniformly and will not affect any stockholder’s percentage ownership interests in the Company or proportionate voting power, unless and until additional shares of common stock authorized through the Articles Amendment are issued.

The Articles Amendment will have the following effects upon the shares of the Company’s capital stock outstanding and the number of authorized and unissued shares of capital stock:

*	The number of shares of common stock owned by each stockholder will remain the same; and
*	The par value of the common stock will remain unchanged.

NO RIGHTS OF APPRAISAL

Under the Laws of Delaware, the Company’s dissenting stockholders are not entitled to appraisal rights with respect to the Articles Amendment, and the Company will not independently provide its stockholders with any such right.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

The Company believes that there are no federal income tax consequences to holders of common stock. However, the Company’s beliefs regarding the tax consequence of the Articles Amendment are not binding upon the Internal Revenue Service or the courts, and there can be no assurance that the Internal Revenue Service or the courts will accept the positions expressed above.

This summary does not purport to be complete and does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident foreign individuals, broker-dealers and tax exempt entities. Stockholders are urged to consult their own tax advisors with respect to the Federal, State and local tax consequences of the Articles Amendment.

APPROVAL OF PROPOSED AMENDMENTS

RECORD DATE

The Company set February 1, 2011 (the “Record Date”), as the record date for purposes of determining the stockholders of record who are entitled to receive notice of the Articles Amendment.

REQUIRED APPROVAL

On February 1, 2011, the Company’s Board of Directors unanimously approved the proposed Articles Amendment to increase the number of authorized shares of the Company’s capital stock and recommended that such proposal be submitted for stockholder approval.

Adoption of the proposed Articles Amendment requires the approval of the Company’s stockholders holding not less than a majority of the Company’s issued and outstanding common stock. As of the Record Date, there were 642,119,111 shares of common stock issued and outstanding, each share entitled to a single vote, of which 588,269,503 shares, or approximately 91.6%, were owned, directly or indirectly, by Mike Zoi, the Company’s President and Chief Executive Officer. Rather than calling a meeting of its stockholders to vote on the approval of the proposed Articles Amendment, the Company obtained the approval of the proposed actions from Mike Zoi, and entities under his control, including TGR Energy LLC, Enerfund, LLC and MZ Capital, LLC, collectively, the holders of a majority of the Company’s issued and outstanding common stock, by written consent in lieu of a stockholders’ meeting.

In accordance with Rule 14c-2 under the Securities Exchange Act of 1934, the actions recommended by the directors and approved by written consent of the majority stockholder will not take effect any earlier than 20 calendar days after the date on which this Information Statement is first sent or given to all persons who were holders of record of the Company’s issued and outstanding common stock on the Record Date. The Articles Amendment will become effective upon filing with the State of Delaware.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF / SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below contains information as of February 1, 2011 about stockholders whom we believe are the beneficial owners of more than five percent (5%) of our outstanding common stock, as well as information regarding stock ownership by our directors, named executive officers who are currently serving as our officers or have been a director or executive officer of the registrant since the beginning of fiscal year 2010 (April 1, 2010 through December 31, 2010), and our directors and executive officers as a group. Except as described below, we know of no person that beneficially owns more than 5% of our outstanding common stock. As of February 1, 2011, there were 642,119,111 shares of common stock outstanding. Except as otherwise noted below, each person or entity named in the following table has the sole voting and investment power with respect to all shares of our common stock that he, she or it beneficially owns. The holders of our shares of common stock are entitled to one vote for each outstanding share on matters submitted to our stockholders. Except as otherwise noted below, the address of each person or entity named in the following table is c/o Net Element, Inc., 1450 South Miami Avenue, Miami, FL 33130.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial owner (number of Common shares)	Percent of Class
Mike Zoi (1)	876,269,503	94.2
Dmitry Kozko (2)	24,950,000	3.9
James Caan (3)	5,568,421	*
Curtis Wolfe (4)	1,100,000	*
Jonathan New (5)	1,365,741	*
Ivan Onuchin	-	-
Directors and named executive officers as a group (1)(2)(3)(4)(5)	909,253,665	97.6

* Less than one percent (1%)

(1)
Includes 5,754 shares of common stock held by Mr. Zoi, 401,263,749 shares of common stock and warrants to purchase 100,000,000 shares of common stock that are held by TGR over which Mr. Zoi has dispositive and voting power, 75,000,000 shares of common stock received in exchange for his ownership interest in Openfilm that is held by MZ Capital, LLC (Delaware) (45,937,500 shares) and MZ Capital, LLC (Florida) (29,062,500 shares), limited liability companies over which Mr. Zoi has dispositive and voting power and whose members include Mr. Zoi, Mr. Kozko and Mr. Kozko's wife and minor children (Mr. Kozko and his wife and minor children have no voting or dispositive control over the shares of the Company held by MZ Capital and therefore disclaim beneficial ownership thereof), and 200,000,000 shares of common stock (of which 88,000,000 shares are to be issued upon an increase in the authorized number of shares of the Company expected by March 2011) and warrants to purchase 100,000,000 shares of common stock (of which warrants to purchase 44,000,000 shares are to be issued upon an increase in the authorized number of shares of the Company expected by March 2011) that are held by Enerfund over which Mr. Zoi has dispositive and voting power.

(2)	CEO of Openfilm. Reflects shares of common stock received in exchange for his ownership interest in Openfilm.

(3)	Director nominee appointed to Board of Directors effective January 1, 2011. Reflects shares of common stock received in exchange for his ownership interest in Openfilm.

(4)
Includes 100,000 shares underlying the grant of stock options expiring on August 12, 2013 and a strike price of $0.25 per share, and the grant on December 9, 2010 of 1,000,000 shares of restricted stock of the Company in lieu of payment for legal services provided to the Company, primarily in connection with the acquisition of Openfilm.

(5)
Reflects 890,741 shares underlying stock options that are currently exercisable with respect to stock options to purchase 1,000,000 shares of common stock that were granted on August 13, 2008 and vest ratably over 36 months from the date of grant.  These options expire on August 13, 2013 and have a strike price of $0.25.  Also includes restricted stock grants totaling 475,000 shares made during fiscal 2009 and 2010.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

Only one Information Statement is being delivered to multiple security holders sharing an address unless the Company has received contrary instructions from one or more of the security holders. The Company shall deliver promptly upon written or oral request a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the Information Statement was delivered. A security holder can notify the Company that the security holder wishes to receive a separate copy of the Information Statement by sending a written request to the Company at1450 South Miami Avenue, Miami, FL 33130 , or by calling the Company at (305) 507-8808 and requesting a copy of the Information Statement. Security holders who receive multiple copies of the Information Statement at their address and would like to request that only a single copy of communications be delivered to the shared address may do so by making either a written or oral request to the Company contacts listed above.

Exhibit A
ARTICLES OF AMENDMENT TO CERTIFICATE OF INCORPORATION
OF
NET ELEMENT, INC.

                 Pursuant to Section 141 of the General Corporation Law of the State of Delaware, the undersigned, being the Chief Executive Officer of NET ELEMENT, INC., a Delaware corporation (the “Corporation”), does hereby certify:

The first paragraph of Article IV of the Corporation’s Certificate of Incorporation, as amended, shall be deleted in its entirety and replaced with the following:

FIRST:
The total number of shares of all classes of stock which the corporation has authority to issue is 2,600,000,000 shares, consisting of two classes: 2,500,000,000 shares of Common Stock, $0.001 par value per share, and 100,000,000 shares of Preferred Stock, $0.001 par value per share.”

“ARTICLE IV

The total number of shares of all classes of stock which the corporation has authority to issue is 2,600,000,000 shares, consisting of two classes: 2,500,000,000 shares of Common Stock, $0.001 par value per share, and 100,000,000 shares of Preferred Stock, $0.001 par value per share.”

SECOND	Except as hereby amended, the Certificate of Incorporation of the Corporation shall remain the same.

THIRD	These Articles of Amendment shall be effective as of the date and time of filing.

FOURTH:
These Articles of Amendment have been approved and adopted by the stockholders of the Corporation holding a majority of the votes entitled to be cast on the amendments, by Written Consent of the Stockholders dated February 1, 2011 pursuant to Section 228 of the General Corporation Law of Delaware. Therefore, the number of votes cast for the amendments to the Corporation’s Certificate of Incorporation by the stockholders of the Corporation were sufficient for approval.

        IN WITNESS WHEREOF, said Corporation has caused these Articles of Amendment to be signed in its name by its Chief Executive Officer on February 1, 2011.

NET ELEMENT, INC.

BY: /S/ MIKE ZOI
Mike Zoi
Chief Executive Officer